Exhibit 16.1

December 22, 2017

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Sevion Therapeutics, Inc.’s statements included under Item 4.01 of Form 8-K filed on December 22, 2017 by Eloxx Pharmaceuticals, Inc. and we agree with such statements concerning our firm.

/s/ RSM US LLP